UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2013

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North Suite 1000 Plymouth, Minnesota		55441
(Address of Principal Executive Offices)		(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Arctic Cat Inc. (the “Company”) was held on August 8, 2013. At the Annual Meeting, the shareholders of the Company approved the Arctic Cat Inc. 2013 Omnibus Stock and Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors, subject to shareholder approval. For a description of the Plan, see Proposal No. 2, “Approval Of The Arctic Cat Inc. 2013 Omnibus Plan,” in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 24, 2013. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

Proposal No. 1—The shareholders elected the nominees to the Board of Directors for a three-year term.

	For	Withheld	Broker Non-Vote
Claude J. Jordan	11,445,018	325,229	743,570
Susan E. Lester	10,154,936	1,615,311	743,570

Proposal No. 2—The shareholders approved the Arctic Cat Inc. 2013 Omnibus Stock and Incentive Plan.

For	11,010,678
Against	742,779
Abstain	16,790
Broker Non-Vote	743,570

Proposal No. 3—The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

For	11,957,920
Against	547,109
Abstain	8,788
Broker Non-Vote	N/A

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	The Arctic Cat Inc. 2013 Omnibus Stock and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARCTIC CAT INC.

By	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore, Chief Financial Officer

Dated: August 12, 2013